Exhibit 99.1

Amyris Continues to Deliver Strong Revenue Growth

•	Q3 2019 GAAP revenue of $35.0 million, up 144% over GAAP revenue of $14.3 million for Q3 2018.

•	Year to date GAAP revenue of $112.0 million, up 137% over $47.2 million for the prior year period
•	Product revenue of $19.7 million is more than double Q3 of 2018
•	CVI Heights convertible debt with clear resolution

EMERYVILLE, Calif. (November 7, 2019) -- Amyris, Inc. (Nasdaq:AMRS), a leader in the development and production of sustainable ingredients for the Health & Wellness, Clean Beauty and Flavors & Fragrances markets, today announced preliminary unaudited financial results for the third quarter ended September 30, 2019.

“We are pleased with our Q3 results,” said John Melo, President and CEO of Amyris. “We are continuing to double our product revenue year over year and we are on track to exceed our $150 million in revenue guidance for 2019. While capital constraints proved challenging, we were able to carefully manage the business to deliver on significant demand across most of our core products. These capital constraints should be lessened as a result of having achieved SEC filing and Nasdaq compliance, resolving our CVI Heights debt, expanding our gross margin, and continuing the revenue growth of our business over the coming quarters.”

Continued Melo, “Our Biossance brand is redefining consumer expectations for high performing, clean and sustainable skin care. Purecane™ sweetener and Pipette™ baby care are experiencing excellent early engagement with consumers and the early consumer product ratings for both of these new brands are outstanding. These brands provide clean, sustainable and highly effective products with ingredients produced by Amyris. Products such as these that deliver the best performance in their respective categories is where we excel and where we are capturing a market leadership position. Our fourth quarter has started strong and we are on track for a great finish to 2019.

“Our cannabinoids development program is advancing at a much better rate than we expected, and we will have product available for sampling and early formulation development early in 2020. We remain confident in our ability to commercially launch these cannabinoids in 2020, assuming regulatory conditions have been met. Upon commercial scale, this program should generate significant product revenue as well as royalties to Amyris.”

Key Highlights

Other operating and development highlights included:

•	Successfully launched Pipette™ brand, the new standard in clean baby care with better-performing, safer products for moms and babies using ingredients from the purest sources.

•	Biossance clean skin care brand has entered the Australian and New Zealand markets as global expansion continues. Biossance revenue growth is escalating based on growing geographic footprint and number of Sephora stores (now 219 out of 480 total North American stores carrying the full end cap of all product SKUs at quarter end). More recently, Sephora introduced Biossance to the South Korea and Thailand markets furthering the brand’s continued geographic expansion and growth opportunity.

•	Cannabinoids development progressing better than expected with CBD ahead of target delivery with anticipated commercialization of both CBD and a second unnamed (due to partner’s competitive considerations) cannabinoid molecule, subject to regulatory clearance, available for commercialization in 2020.

•	Significantly expanded collaboration agreement with Yifan of China.

•	Closed on financings to support working capital and revenue growth as well as agreement to resolve the CVI Heights unsecured convertible senior notes debt.

Financial Performance (preliminary unaudited)

Third Quarter 2019

•	GAAP revenue for the third quarter of 2019 was $35.0 million, compared with $14.3 million for the third quarter of 2018. Renewable products revenue (including royalties connected to renewable products we produced and shipped) for the quarter was $19.7 million compared with $9.8 million for the same period a year ago. Grants and collaborations revenue was $15.3 million for the third quarter of 2019 compared with $4.5 million for the year-ago period.

•	Sales, general and administrative expenses were $33.3 million for the third quarter of 2019 compared with $27.2 million for year-ago period, primarily reflecting Biossance growth and an increase in headcount as well as certain one-time expenses. Research and development expenses of $19.0 million for the quarter were up from $16.4 million for the third quarter of 2018 due to increased R&D costs for product development connected to the increase in collaboration revenue over 2018.

•	GAAP net loss attributable to Amyris common stockholders for the third quarter of 2019 was $53.2 million, or $0.51 per basic and diluted share, compared with a GAAP net loss attributable to Amyris common stockholders for the third quarter of 2018 of $76.8 million, or $1.26 per basic and diluted share.

•	Non-GAAP net loss for the third quarter of 2019 was $46.4 million, or $0.45 per basic share. This compared with a non-GAAP net loss of $46.7 million, or $0.77 per basic share for the third quarter of 2018.

Nine Months Ended September 30, 2019

•	GAAP revenue for the first nine months ended September 30, 2019 was $112.0 million, compared with $47.2 million for the same period of 2018. Product revenue (including royalties connected to renewable products we produced and shipped) more than doubled for the 2019 period versus the prior year period.

•	GAAP net loss attributable to Amyris common stockholders for first nine months of 2019 was $188.0 million, or $2.06 per basic and diluted share. This compared to a net loss of $175.7 million, or $3.15 per basic and diluted share for the first nine months of 2018.

•	Non-GAAP net loss for the first nine months of 2019, excluding the non-cash items mentioned, was $119.4 million, or $1.31 per basic share, compared to a non-GAAP net loss for the first nine months of 2018 of $114.3 million, or $2.05 per basic share.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. These non-GAAP measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management to understand, manage, and evaluate our business and make operating decisions. Our non-GAAP financial measures include the following:

Non-GAAP net income (loss) is calculated as GAAP net income/loss excluding impairment, stock-based compensation expense, gain on divestitures, gains and losses from changes in the fair value of derivatives, debt extinguishment costs, and depreciation and amortization.

Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under U.S. GAAP in order to understand Amyris’s operating performance. A reconciliation of the non-GAAP financial measures presented in this release, including non-GAAP net income (loss), to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release.

QUARTERLY CONFERENCE CALL TODAY

Amyris will discuss these results and provide a business update in a conference call scheduled for 4:30 p.m. ET (1:30 p.m. PT) today. Investors may access the call by dialing (877) 870-4263. Participants should ask to be joined to the Amyris, Inc. call.

A live audio webcast of this conference call and accompanying presentation is also available by visiting the investor relations section of the company's website at http://investors.amyris.com. A replay of the webcast will be available at the investor relations section of the company's website approximately two hours after the conclusion of the call.

About Amyris

Amyris is the integrated renewable products company that is enabling the world’s leading brands to achieve sustainable growth. Amyris applies its innovative bioscience solutions to convert plant sugars into hydrocarbon molecules and produce specialty ingredients and consumer products. The company is delivering its No Compromise™ products and services across a number of markets, including specialty and performance chemicals, flavors and fragrances, cosmetics ingredients, pharmaceuticals, and nutraceuticals. More information about the company is available at www.amyris.com.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as expected revenue, gross margin and revenue and gross margin growth for 2019 and beyond, the anticipated development and commercialization of the company’s cannabinoid products, including the timing thereof and potential product revenue and royalties related thereto, and expected growth of the company’s Biossance business, including revenue growth and geographic expansion. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, risks related to potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, Biossance, Pipette, Purecane, and No Compromise are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

Contact:

Peter DeNardo

Director, Investor Relations and Corporate Communications

Amyris, Inc.

+1 (510) 740-7481

investor@amyris.com

-Financial Tables Attached-

Amyris, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except shares and per share amounts)	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$1,632	$45,353
Restricted cash	476	741
Accounts receivable, net of allowance of $116 and $642	17,072	16,003
Accounts receivable - related party, net of allowance of $21 and $0	3,692	1,349
Contract assets	2,567	-
Accounts receivable, unbilled - related party	-	8,021
Inventories	15,944	9,693
Deferred cost of products sold - related party	968	489
Prepaid expenses and other current assets	12,849	10,566
Total current assets	55,200	92,215
Property, plant and equipment, net	24,436	19,756
Accounts receivable, unbilled, noncurrent - related party	1,203	1,203
Deferred cost of products sold, noncurrent - related party	15,894	2,828
Restricted cash, noncurrent	960	960
Recoverable taxes from Brazilian government entities	2,866	3,005
Right-of-use assets under leases	21,936	-
Other assets	5,620	7,958
Total assets	$128,115	$127,925
Liabilities, Mezzanine Equity and Stockholders' Deficit
Current liabilities:
Accounts payable	$24,925	$26,844
Accrued and other current liabilities	37,886	28,979
Lease liabilities	7,973	-
Contract liabilities	4,737	8,236
Debt, current portion (instrument measured at fair value $63,152 and $57,918, respectively)	65,495	124,010
Related party debt, current portion	13,221	23,667
Total current liabilities	154,237	211,736
Long-term debt, net of current portion	20,045	43,331
Related party debt, net of current portion	105,482	18,689
Lease liabilities, net of current portion	15,472	-
Derivative liabilities	9,357	42,796
Other noncurrent liabilities	26,801	23,192
Total liabilities	331,394	339,744
Commitments and contingencies
Mezzanine equity:
Contingently redeemable common stock	5,000	5,000
Stockholders’ deficit:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized as of September 30, 2019 and December 31, 2018, and 14,656 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	-	-
Common stock - $0.0001 par value, 250,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 103,400,207 and 76,564,829 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	10	8
Additional paid-in capital	1,507,298	1,346,996
Accumulated other comprehensive loss	(44,545)	(43,343)
Accumulated deficit	(1,671,979)	(1,521,417)
Total Amyris, Inc. stockholders’ deficit	(209,216)	(217,756)
Noncontrolling interest	937	937
Total stockholders' deficit	(208,279)	(216,819)
Total liabilities, mezzanine equity and stockholders' deficit	$128,115	$127,925

Amyris, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except shares and per share amounts)	2019	2018	2019	2018
Revenue:
Renewable products (includes related party revenue of $0, $13, $2 and $308, respectively)	$17,363	$9,639	$41,367	$21,467
Licenses and royalties (includes related party revenue of $0, ($39), $40,302 and $7,366, respectively)	2,305	142	43,387	7,584
Grants and collaborations (includes related party revenue of $844, $1,197, $3,886 and $3,667, respectively)	15,285	4,534	27,267	18,182
Total revenue (includes related party revenue of $844, $1,171, $44,190 and $11,341, respectively)	34,953	14,315	112,021	47,233
Cost and operating expenses:
Cost of products sold	20,654	8,574	53,482	20,423
Research and development(1)	19,032	16,445	56,093	49,939
Sales, general and administrative(1)	33,341	27,239	92,456	64,793
Total cost and operating expenses	73,027	52,258	202,031	135,155
Loss from operations	(38,074)	(37,943)	(90,010)	(87,922)
Other income (expense):
Loss on divestiture	-	-	-	(1,778)
Interest expense	(12,057)	(9,180)	(39,808)	(28,738)
Loss from change in fair value of derivative instruments	(398)	(24,797)	(2,437)	(61,164)
Loss from change in fair value of debt	(2,055)	-	(18,629)	-
Loss upon extinguishment of debt	(2,721)	-	(8,596)	(26)
Other income (expense), net	1,076	(2,533)	920	(2,009)
Total other expense, net	(16,155)	(36,510)	(68,550)	(93,715)
Loss before income taxes	(54,229)	(74,453)	(158,560)	(181,637)
Provision for income taxes	(533)	-	(533)	-
Net loss attributable to Amyris, Inc.	(54,762)	(74,453)	(159,093)	(181,637)
Less: deemed dividend to preferred shareholder on issuance and modification of common stock warrants	-	-	(34,964)	-
Less: deemed dividend related to proceeds discount and issuance costs upon conversion of Series D preferred stock	-	(6,852)	-	(6,852)
Less: losses allocated to participating securities	1,521	4,491	6,083	12,824
Net loss attributable to Amyris, Inc. common stockholders	$(53,241)	$(76,814)	$(187,974)	$(175,665)

Loss per share attributable to common stockholders, basic and diluted	$(0.51)	$(1.26)	$(2.06)	$(3.15)
Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic and diluted	103,449,612	60,966,071	91,344,150	55,735,571

(1) Includes stock-based compensation expense as follows:
Research and development	$663	$495	$2,002	$1,191
Sales, general and administrative	2,571	2,442	8,058	4,924
	$3,234	$2,937	$10,060	$6,115

Amyris, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2019	2018	2019	2018
Net loss attributable to Amyris, Inc. common stockholders (GAAP)	$(53,241)	$(76,814)	$(187,974)	$(175,665)
Non-GAAP adjustments:
Stock-based compensation expense	3,234	2,937	10,060	6,115
Loss from change in fair value of derivative instruments	398	24,797	2,437	61,164
Loss from change in fair value of debt	2,055	-	18,629	-
Loss upon extinguishment of debt	2,721	-	8,596	26
Deemed dividend to preferred shareholder on issuance and modification of common stock warrants	-	-	34,964	-
Deemed dividend related to proceeds discount and issuance costs upon conversion of Series D preferred stock	-	6,852	-	6,852
Losses allocated to participating securities	(1,521)	(4,491)	(6,083)	(12,824)
Net loss (income) attributable to Amyris, Inc. common stockholders (non-GAAP)	$(46,354)	$(46,719)	$(119,371)	$(114,332)

Weighted-average shares outstanding
Shares outstanding, basic	103,449,612	60,966,071	91,344,150	55,735,571

Net loss per share attributable to Amyris, Inc. common stockholders - Basic (GAAP)	$(0.51)	$(1.26)	$(2.06)	$(3.15)
Non-GAAP adjustments:
Stock-based compensation expense	0.03	0.05	0.11	0.11
Loss from change in fair value of derivative instruments	0.00	0.41	0.03	1.10
Loss from change in fair value of debt	0.02	-	0.20	-
Loss upon extinguishment of debt	0.03	-	0.09	0.00
Deemed dividend to preferred shareholder on issuance and modification of common stock warrants	-	-	0.38	-
Deemed dividend related to proceeds discount and issuance costs upon conversion of Series D preferred stock	-	0.11	-	0.12
Losses allocated to participating securities	(0.01)	(0.07)	(0.07)	(0.23)
Net loss per share attributable to Amyris, Inc. common stockholders - Basic (non-GAAP)(1)	$(0.45)	$(0.77)	$(1.31)	$(2.05)

(1) Amounts may not sum due to rounding.

Amyris, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019	2018	2019	2018
Revenue (GAAP and non-GAAP)
Renewable products	$17,363	$9,639	$41,367	$21,467
Licenses and royalties	2,305	142	43,387	7,584
Grants and collaborations	15,285	4,534	27,267	18,182
Total revenue (GAAP and non-GAAP)	$34,953	$14,315	$112,021	$47,233

Cost of products sold (GAAP)	$20,654	$8,574	$53,482	$20,423
Other costs/provisions	(1,308)	(1,473)	(3,813)	(3,719)
Excess capacity	(757)	(311)	(1,430)	(1,288)
Depreciation and amortization	(218)	(126)	(496)	(317)
Cost of products sold (non-GAAP)	$18,371	$6,664	$47,743	$15,099

Adjusted gross profit (non-GAAP)(1)	$16,582	$7,651	$64,278	$32,134
Gross margin %	47%	53%	57%	68%

Research and development expense (GAAP)	$19,032	$16,445	$56,093	$49,939
Stock-based compensation expense	(663)	(495)	(2,002)	(1,191)
Depreciation and amortization	(471)	(552)	(1,341)	(2,916)
Research and development expense (non-GAAP)	$17,898	$15,398	$52,750	$45,832

Sales, general and administrative expense (GAAP)	$33,341	$27,239	$92,456	$64,793
Stock-based compensation expense	(2,571)	(2,442)	(8,058)	(4,924)
Depreciation and amortization	(279)	(336)	(854)	(724)
Sales, general and administrative expense (non-GAAP)	$30,491	$24,461	$83,544	$59,145

(1) Non-GAAP Adjusted Gross Profit is calculated based on non-GAAP adjustments to cost of products sold, and does not include costs related to collaborations.